UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2024

ALTERNUS CLEAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17 State Street, Suite 4000, New York City, New York	10004
(Address of registrant’s principal executive office)	(Zip code)

(212) 739-0727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On December 31, 2024 (the “Effective Date”), Alternus Clean Energy, Inc. (the “Company”), Meteora Capital Partners, LP (“MCP”), Meteora Select Trading Opportunities Master, LP (“MSTO”), and Meteora Strategic Capital, LLC (“MSC”) (collectively, the “Seller”) entered into a Mutual Termination Agreement (the “Agreement”), terminating the Confirmation of an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Agreement”) dated December 3, 2024. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement.

As of the Effective Date, the Forward Purchase Agreement is terminated and is of no further force or effect, other than the section entitled “Other Provisions – (i) Securities Contract; Swap Agreement” and the section entitled “Other Provisions – (d) Indemnification” of the Forward Purchase Agreement, which will remain in full force and effect. The execution of the Agreement constitutes full satisfaction of all obligations owed by the Company or the Seller to the other under the Forward Purchase Agreement.

As consideration for entering into the Agreement, on the Effective Date, the Company issued a Promissory Note to the Seller in the amount of $500,000 (the “Note”), effective as of the date of the Agreement. The Note bears an interest rate of 10% per annum, with a maturity date of January 31, 2026. The principal and interest will be payable on or before the maturity date, with the option for prepayment at any time without penalty. The Note includes standard provisions regarding events of default, rights of the holder upon default, and costs of collection.

The foregoing descriptions of the Agreement, and the Note do not purport to be complete and are qualified in their entirety by reference to the Agreement, and the Note, copies of which are filed as Exhibits 10.1, and 10.2.

Item 1.02 Termination of a Material Definitive Agreement.

The information provided in Item 1.01 is hereby incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Officer

On December 31, 2024, Ms. Gita Shah resigned as Chief Sustainability Officer of the Company, effective immediately. The resignation of Ms. Shah was not the result of any disagreements with the Company on any matter, including relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Appendices

Appendices

Appendix	Appendix Description

10.1	Mutual Termination Agreement, dated December 31, 2024, by and between the Company and Seller
10.2	Form of Promissory Note, dated December 31, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2025	ALTERNUS CLEAN ENERGY, INC.

	By:	/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors

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